UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 28, 2021

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 East Hillsdale Boulevard

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	QLYS	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to NEO Compensation Arrangements

On October 28, 2021, the board of directors (the “Board”) of Qualys, Inc. (the “Company”) approved an increase to the annual base salaries of the Company’s named executive officers set forth below, effective as of November 1, 2021:

Name	Position	Previous Annual Base Salary	New Annual Base Salary
Joo Mi Kim	Chief Financial Officer	$340,000	$410,000
Bruce Posey	Chief Legal Officer and Secretary	$330,000	$360,000

On October 28, 2021, the Board also granted to the Company’s named executive officers set forth below awards of time-based restricted stock units (the “RSU Awards”) and performance-based restricted stock units (the “PRSU Awards”) covering the following shares of common stock:

Name	Position	RSU Awards	PRSU Awards (at target performance)	PRSU Awards (at maximum performance)
Sumedh Thakar	Chief Executive Officer and President	39,288	39,288	78,576
Joo Mi Kim	Chief Financial Officer	33,100	14,186	28,372
Bruce Posey	Chief Legal Officer and Secretary	20,779	8,906	17,812

The RSU Awards will vest quarterly in equal installments over four years from the vesting commencement date of November 1, 2021. Subject to continued service by the named executive officer through the date that performance is certified, the PRSU Awards will vest annually over a three-year period from January 2022 through December 2024 (the “Performance Period”) based on the annual growth rate of the Company’s revenues and the Company’s achievement of Adjusted EBITDA margin targets for the applicable year in the Performance Period, except that vesting and release of the PRSU Awards is capped at 100% of target performance in each of the first two years of the Performance Period, with cumulative achievement over 100% (the “Over Performance Amount”) to be vested and released at the end of the third year of the Performance Period. In the event of a qualifying termination of employment in connection with a change of control of the Company, 100% of the then-unvested portion of the RSU Awards will immediately vest, the PRSU Awards will vest at 100% of target performance for any remaining years in the Performance Period and any Over Performance Amount will immediately vest and be released. The RSU Awards and PRSU Awards are subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) and form of restricted stock unit award agreement and performance-based restricted stock unit award agreement, as applicable, thereunder.

On October 28, 2021, the Board also approved the material terms of severance and change of control benefits for eligible executives of the Company, including named executive officers Joo Mi Kim and Bruce Posey, as described below:

•

In the event of an involuntary termination of employment (a termination of employment by the Company without “cause”), at any time before a “change in control” or more than 12 months following a “change in control,” eligible executives will be entitled to receive a lump sum cash payment of equal to: (i) (a) 3 months base salary if employed by the Company less than one year, (b) 6 months base salary if employed by the Company between one and five years, or (c) 9 months base salary if employed by the Company more than five years; and (ii) the amount payable for premiums for continued COBRA benefits for 3, 6, or 9 months depending on length of service with the Company.

•

If, within 12 months following a “change in control” of the Company, an eligible executive’s employment is terminated by the Company without “cause”, death or disability, or the executive resigns for “good reason”, then, in each case, eligible executives will be entitled to receive (i) a lump sum cash payment equal to 100% of annual base salary as in effect on the date of termination, 100% of target bonus opportunity, and the amount payable for premiums for continued COBRA benefits for a period of 12 months, (ii) accelerated vesting as to 100% of the then-unvested portion of the RSU Awards and the PRSU Awards (at the target level of performance), and (iii) accelerated vesting as to 100% of any Over Performance Amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Joo Mi Kim
Joo Mi Kim Chief Financial Officer

Date: November 1, 2021